Exhibit 99.1
Consulting Agreement
          This Agreement is entered into as of July 21, 2006, by and between Sanjay Mittal (the “Consultant”) and Selectica, Inc., a Delaware corporation (the “Company”).
          1. Term of Agreement.
               1.1 Termination upon Notice. The minimum term of this Agreement shall be 12 months. Thereafter, this Agreement shall continue until it is terminated by the Consultant or the Company by giving the other party 15 days’ advance notice in writing. The foregoing notwithstanding, if the Company has been subject to a Change in Control (as defined in the Company’s 1999 Equity Incentive Plan), the Company may terminate this Agreement by giving the Consultant 30 days’ advance notice in writing. The Consultant’s obligations under Sections 8 and 9 of this Agreement and any remedies for breach of this Agreement shall survive any expiration or termination of this Agreement. The Company may communicate such obligations to any other (or potential) client or employer of the Consultant.
               1.2 Unpaid Fees and Expenses. Upon the termination of this Agreement under Subsection (a) above, the Consultant shall only be entitled to (i) any accrued and earned fees and (ii) reimbursement of any expenses that were incurred before the termination becomes effective and are reimbursable under this Agreement.
          2. Scope of Services. The Consultant shall be available to the Company and its advisers at their request for consultations pertaining to intellectual property of the Company and related matters (the “Services”). The Consultant shall be responsible for maintaining, at his own expense, a place of work, any necessary equipment and supplies, and appropriate communications facilities.
          3. Work for Others. The Company recognizes and agrees that the Consultant may perform services for other persons, provided that such services do not represent a conflict of interest or a breach of the Consultant’s fiduciary duty to the Company.
          4. Fees and Expenses.
               4.1 Fees. The Company shall pay the Consultant fees at the rate of $500.00 per hour for the Services rendered under this Agreement. Such fees shall be invoiced and paid monthly. The Consultant shall in no event be paid for less than 10 hours during any calendar month, even if the Company requires his Services for less than 10 hours during such month.
               4.2 Expenses. Upon presentation by the Consultant of an invoice accompanied by supporting documentation satisfactory to the Company, the Company shall reimburse the Consultant monthly for reasonable expenses, including (without limitation) travel expenses, incurred directly on behalf of the Company in connection with the performance of Services hereunder.
          5. No Employee Benefits. The Consultant shall not be eligible to participate in any of the Company’s employee benefit plans, fringe benefit programs, group insurance arrangements or similar programs.
          6. Independent Contractor. In performing Services for the Company pursuant to this Agreement, the Consultant shall act in the capacity of an independent contractor with respect to the Company and not as an employee of the Company. As an independent contractor, the Consultant shall accept any directions issued by the Company pertaining to the goals to be attained and the results to be achieved by him but shall be solely responsible for the manner and hours in which he will perform his Services under this Agreement.

          7. Compliance with Legal Requirements. The Company shall not provide workers’ compensation, disability insurance, Social Security or unemployment compensation coverage or any other statutory benefit to the Consultant. The Consultant shall comply at his expense with all applicable provisions of workers’ compensation laws, unemployment compensation laws, federal Social Security law, the Fair Labor Standards Act, OSHA regulations, federal, state and local income tax laws, and all other applicable federal, state and local laws, regulations and codes relating to terms and conditions of employment required to be fulfilled by employers or independent contractors.
          8. Ownership Rights; Proprietary Information.
               8.1 The parties do not contemplate that Consultant will engage in the development of intellectual property under this Agreement. In the event Company requires any such development work in the future (and the Consultant wishes to engage in such work), the parties will enter into a new agreement or an amendment to this Agreement setting forth the applicable terms and conditions with respect to such development work (including, without limitation, terms detailing the Company’s ownership rights with respect to the results of any such work).
               8.2 The Consultant agrees that all business, technical and financial information (including, without limitation, the identity of and information relating to customers or employees) that the Consultant develops, learns or obtains that relate to the Company or the business or demonstrably anticipated business of the Company or that are received by or for the Company in confidence, constitute “Proprietary Information.” The Consultant shall hold in confidence and not disclose or, except in performing the Services, use any Proprietary Information. However, the Consultant shall not be obligated under this paragraph with respect to information that the Consultant can document is or becomes readily publicly available without restriction through no fault of the Consultant. Upon termination of this Agreement and as otherwise requested by the Company, the Consultant shall promptly return to the Company all items and copies containing or embodying Proprietary Information, except that the Consultant may keep his personal copies of his compensation records and this Agreement. The Consultant also recognizes and agrees that the Consultant has no expectation of privacy with respect to the Company’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that the Consultant’s activity, and any files or messages, on or using any of those systems may be monitored at any time without notice.
          9. Warranty and Indemnity. The Consultant warrants that (a) the Services will be performed in a professional and workmanlike manner and that none of the Services or any part of this Agreement is or will be inconsistent with any obligation that the Consultant may have to others, and (b) all work under this Agreement will be the Consultant’s original work, and none of the Services or any development, use, production, distribution or exploitation thereof will infringe, misappropriate or violate any intellectual property or other right of any person or entity (including, without limitation, the Consultant). The Consultant agrees to defend, indemnify and hold the Company harmless from any and all claims, damages, liability, attorneys’ fees and expenses on account of (a) an alleged failure by the Consultant to satisfy any obligations in Section 8 or any other obligation (under this Agreement or otherwise) or (b) any other action or inaction of the Consultant.
          10. Release of All Claims. In consideration for the Company’s entering into this Agreement, the Consultant waives, releases and promises never to assert any claims or causes of action, whether or not now known, against the Company or its predecessors, successors or past or present subsidiaries, stockholders, directors, officers, employees, consultants, attorneys, agents, assigns and employee benefit plans with respect to any matter, including (without limitation) any matter related to the Consultant’s prior employment with the Company, his service on the Company’s Board of Directors, or the termination of such employment or service, including (without limitation) claims to attorneys’ fees or costs, claims of wrongful discharge, constructive discharge, emotional distress, defamation, invasion of privacy, fraud, breach of contract or breach of the covenant of good faith and fair dealing and any claims of discrimination or harassment based on sex, age, race, national origin, disability or any other basis under Title VII of the Civil Rights Act of 1964, the California Fair Employment and Housing Act, the Americans with Disabilities Act and all other laws and regulations relating to employment. However, this release covers only those claims that arose prior to the execution of this Agreement. Execution of this Agreement does not bar any claim that arises hereafter, including (without limitation) a claim for breach of this Agreement or any other written agreement between the Consultant and the Company. The Company waives, releases and promises never to assert any claims for causes of action, whether or not now known, against Consultant, Consultant’s heirs, successors or assigns, with respect to any matter, including (without limitation) any matter related to Consultant’s prior employment with the Company or service on the Company’s Board of Directors, including (without limitation) claims to attorneys’ fees or costs, claims of violation of any corporate standards or policies, misrepresentation (intentional or unintentional), defamation, invasion of privacy, violation of public policy, fraud, breach of contract or breach of the covenant of good faith and fair dealing. However, this release covers only those claims that arose prior to the execution of this Agreement. Execution of this Agreement does not bar any claim that arises after execution of this Agreement, including (without limitation) a claim for breach of this Agreement.
          11. Waiver. The Consultant and the Company expressly waive and release any and all rights and benefits under Section 1542 of the California Civil Code (or any analogous law of any other state), which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”
          12. Promise Not To Sue. The Consultant and the Company agree that neither he nor it will ever, individually or with any other person, commence, aid in any way (except as required by legal process) or prosecute, or cause or permit to be commenced or prosecuted, any action or other proceeding based on any claim described in Section 10.
          13. Assignment and Successors. Neither party shall assign any right or delegate any obligation hereunder without the other party’s written consent, and any purported assignment or delegation by a party hereto without the other party’s written consent shall be void. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and the Consultant, his heirs, executors, administrators and legal representatives.
          14. Notice. All notices under this Agreement shall be in writing and shall be deemed given (a) when personally delivered to the other party or (b) three days after being sent by prepaid certified or registered U.S. mail to the other party.
          15. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The prevailing party shall be entitled to receive from the non-prevailing party all costs, damages and expenses, including reasonable attorney’s fees, incurred by the prevailing party in connection with that action or proceeding, whether or not the controversy is reduced to judgment or award. The prevailing party shall be that party who may be fairly said by the arbitrator(s) to have prevailed on the major disputed issues.
          16. Prior Agreements. This Agreement does not affect any prior agreement between the Company and the Consultant, including (without limitation) the Consulting Agreement dated July 25, 2005, the letter agreement dated September 22, 2003, and the Proprietary Information and Inventions Agreement dated April 4, 1999.
          17. Miscellaneous. Any breach of Section 8 or 9 will cause irreparable harm to the Company for which damages would not be an adequate remedy, and, therefore, the Company shall be entitled to injunctive relief with respect thereto in addition to any other remedies. The failure of either party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights. No changes, modifications or waivers to this Agreement shall be effective unless in writing and signed by both parties. In the event that any provision of this Agreement shall be determined to be illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement may otherwise remain in full force and effect and enforceable. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of laws provisions thereof. In any action or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover costs and attorneys fees. Headings herein are for convenience of reference only and shall in no way affect interpretation of the Agreement.

          18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

/s/ Sanjay Mittal

Sanjay Mittal

Selectica, Inc.

/s/ Vincent G. Ostrosky

Vincent G. Ostrosky President and CEO